Exhibit 10.13


THE SECURITIES EVIDENCED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND HAVE BEEN TAKEN FOR INVESTMENT PURPOSES ONLY, AND NOT WITH A VIEW TO THE DISTRIBUTION THEREOF, AND, EXCEPT AS STATED IN THE NOTE AND WARRANT PURCHASE AGREEMENT DATED SEPTEMBER 4, 2001, PURSUANT TO WHICH SUCH SECURITIES WERE ISSUED, SUCH SECURITIES MAY NOT BE SOLD, PLEDGED OR TRANSFERRED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT OR REGULATION A NOTIFICATION UNDER THE ACT COVERING SUCH SECURITIES OR THE COMPANY RECEIVES AN OPINION OF COUNSEL (WHICH MAY BE COUNSEL FOR THE COMPANY), REASONABLY SATISFACTORY IN FORM AND CONTENT TO THE COMPANY, STATING THAT SUCH SALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE ACT.


$500,000.00 SEPTEMBER 4, 2001                                     TEMPE, ARIZONA

                                 PROMISSORY NOTE

     FOR VALUE RECEIVED, Vitrix, Inc., a Nevada corporation (the "COMPANY"), hereby promises to pay to the order of Frances L. Simek ("HOLDER"), or Holder's registered assigns, the principal sum of Five Hundred Thousand Dollars ($500,000.00) or, if less, the aggregate unpaid principal amount this Note on the Maturity Date (as defined herein); together with interest on any and all principal amounts remaining unpaid hereunder from time to time outstanding from the date hereof until payment in full.

     1. NOTE PURCHASE AGREEMENT. This Note has been issued to Holder by the Company pursuant to the Note and Warrant Purchase Agreement dated of even date herewith (the "NOTE PURCHASE AGREEMENT"), between the Company and the Holder. Capitalized terms used herein but not herein defined shall have the meanings ascribed thereto in the Note Purchase Agreement, unless the context otherwise requires.

     2. INTEREST. Interest on the outstanding principal balance of this Note shall be payable in arrears on the first day of each month commencing October 1, 2001 (and on the first day of each month thereafter), and on the Maturity Date to the extent accrued and unpaid. Except as otherwise provided below, interest will accrue on the then unpaid principal balance of this Note outstanding during any month, or partial month, at the rate of ten percent (10.0%) per annum, calculated on the basis of the actual number of days elapsed and on the basis of a 360 day year. Except as provided herein or in the Note Purchase Agreement, all accrued interest on this Note shall be paid at Maturity. If the Company shall default in the payment of the principal of or interest on this Note, the Company
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shall  on  demand  from  time to time pay  interest  (i) on the  amount  of such defaulted principal and, (ii) to the extent permitted by law, on the amount of such defaulted interest up to the date of actual payment of such defaulted principal and interest amounts (as well as before judgment), at a rate per annum equal to two percent (2%) in excess of the rate otherwise applicable to such obligations.

          (b) The principal balance outstanding hereunder shall be payable in sixty (60) monthly principal and interest installments of $6,600.00 commencing on October 1, 2001, and on each month thereafter until September 1, 2006. The remaining principal balance of $313,396.14 shall be due and payable on the Maturity Date (as defined below).

     3. PREPAYMENT. This Note may be prepaid at any time without penalty. Any prepayment hereunder shall be credited first upon interest accrued and the remainder, if any, upon the outstanding principal amount of this Note.

     4. PAYMENT ON MATURITY DATE. The date (the "MATURITY DATE") upon which this Note matures and the principal hereof and all interest accrued hereon become due shall be October 1, 2006.

     5. PAYMENTS.

          (a) All payments of principal and interest due in respect of this Note shall be made without deduction, defense, set off or counterclaim, in lawful money of the United States of America, and in same day funds and delivered to the Holder by wire transfer to a bank account of Holder, as specified by Holder from time to time, or at such other place as shall be designated by notice for such purpose in accordance with the terms of the Note Purchase Agreement.

          (b) Principal payments due in respect of this Note shall be payable in sixty (60) monthly installments payable on the first day of each calendar month commencing on October 1, 2001, and on the first day of each month thereafter until the September 1, 2006. If a payment date is not a Business Day, then any such payment due under this Note shall be made on the next succeeding Business Day.

     6. NOTE. This Note is secured by all of the Company's assets, which security interest is evidenced by the Security Agreement, and is entitled to the benefits of such Security Agreement.

     7. EVENTS OF DEFAULT. If any event of default set forth below ("EVENT OF DEFAULT") occurs, the entire unpaid principal balance and accrued interest payable hereunder shall automatically become immediately due and payable without presentment, demand or notice of any kind, all of which are hereby expressly waived by the Company:

          (a) If default shall be made in the due and punctual payment of any principal of or premium (if any) on, the Note when and as the same shall become due and payable, whether at maturity or a date fixed for prepayment or by declaration or otherwise, which default is not cured within fifteen (15) days; or

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
          (b) If default shall be made in the due and punctual payment of any interest on the Note when and as such interest shall become due and payable, and such default shall have continued for a period of fifteen (15) days; or

          (c) If any representation or warranty made or deemed to be made by or on behalf of the Company in the Note Purchase Agreement or this Note or in any certificate, statement, report or other instrument delivered under or pursuant to any term hereof or thereof shall prove to have been untrue or incorrect in any material respect as of the date of this Note or as of the Closing Date, or if any statement, report, certificate, financial statement or financial schedule or other writing or instrument prepared or purporting to be prepared by the Company or any officer of the Company that is hereafter furnished or delivered in connection with or under or pursuant to or contemplated by this Note to Buyer shall prove to be untrue or incorrect in any material respect as of the date it was made, furnished or delivered; or

          (d) If the validity or enforceability of this Note shall be contested by either the Company or any security holder of the Company or any action, suit or proceeding is commenced that alleges or contends that this Note is no longer in full force or effect or is null and void or the Company denies that it has any further liability or obligation under this Note; or

          (e) If the Company shall (i) file a petition seeking relief for itself under Title 11 of the United States Code, as now constituted or hereafter amended, or file an answer consenting to, admitting the material allegations of, or otherwise not controverting, or fail timely to controvert, a petition filed against it seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or (ii) file such a petition or answer with respect to relief under the provisions of any other now existing or future applicable bankruptcy, insolvency, or other similar law of the United States of America, or State thereof, or of any other country or jurisdiction providing for the reorganization, winding-up or liquidation of corporations or an arrangement, composition, extension or adjustment with its creditors; or

          (f) If an order for relief shall be entered against the Company under Title 11 of the United States Code, as now constituted or hereafter amended, which order is not stayed; or upon the entry of an order, judgment or decree by operation of law, or by a court having jurisdiction in the premises which is not stayed, adjudging it a bankrupt or insolvent under, or ordering relief against it under, or approving as properly filed a petition seeking relief against it under, the provisions of any other now existing or future applicable bankruptcy, insolvency or other similar law of the United States of America or any State thereof, or of any other country or jurisdiction providing for the reorganization, winding-up or liquidation of corporations or any arrangement, composition, extension or adjustment with creditors, or appointing a receiver, liquidator, assignee, sequestrator, trustee or custodian of the Company or any Subsidiary or any substantial part of its property, or ordering the reorganization, winding-up or liquidation of its affairs or upon the expiration of thirty (30) days after the filing of any involuntary petition against it seeking any of the relief specified in paragraph (e) or this paragraph (f) without the petition being dismissed prior to that time; or

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          (g) If the Company shall (i) make a general assignment for the benefit of its creditors, (ii) consent to the appointment of or taking possession by a receiver, liquidator, assignee, sequestrator, trustee or custodian of the Company of all or a substantial part of its property, or (iii) admit its insolvency or inability to pay its debts generally as such debts become due, or
(iv) fail generally to pay its debts as such debts become due, or (v) take any action (or if such action is taken by its directors or stockholders) looking to the dissolution or liquidation of the Company; or

          (h) If a final judgment for the payment of money in excess of $100,000 shall be rendered by a court of record against the Company and the Company or shall not (i) within 30 days from the date of entry thereof, discharge the same or provide for its discharge in accordance with its terms, or procure a stay of execution thereof, and (ii) if execution of such judgment shall be stayed, within such period of 30 days or such longer period during which the execution of such judgment shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal, or, after the expiration of any such stay or the denial of such appeal, forthwith discharge the same or provide for its discharge.

     8. ENFORCEMENT. If any one or more Events of Default shall have occurred, the Holder may proceed to protect and enforce the rights of the Holder by suit in equity or action at law or the employment of any other available right or remedy, as the Holder shall deem most effective to protect and enforce any such rights. The Company promises to pay all costs and expenses, including reasonable attorneys' fees and expenses, incurred in the collection and enforcement of this Note. The Company and endorsers of this Note hereby consent to renewals and extensions of time at or after the maturity hereof, without notice, and hereby waive diligence, presentment, protest, demand and notice of every kind (except such notices as may be required under the Note Purchase Agreement) and, to the full extent permitted by law, the right to plead any statute of limitations as a defense to any demand hereunder.

     9. WAIVERS AND AMENDMENTS. The Note Purchase Agreement and this Note may be amended only with the written consent of the Holder.

     10. GOVERNING LAW. This Note shall be governed by, and construed and enforced in accordance with, the internal laws (but not the law of choice of laws) of the State of Arizona.

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     IN WITNESS  WHEREOF,  the Company  has caused this Note to be executed  and delivered by its duly authorized officer, as of the day and year first written above.

                                  VITRIX, INC.


                                  By: /s/ Thomas S. Bednarik
                                      ------------------------------------------
                                  Name:  Thomas S. Bednarik
                                  Title: President & Chief Executive Officer

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